Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Class A Common Stock
of
CTI GROUP (HOLDINGS) INC.
at
$0.61 Net per Share
Pursuant to the Offer to Purchase dated November 4, 2015
by
NEW ACQUISITIONS CORPORATION,
an indirect wholly owned subsidiary of

ENGHOUSE SYSTEMS LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 4, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of CTI Group (Holdings) Inc., a Delaware corporation (“CTI”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

By Mail: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue, Brooklyn, New York 11219	By Express or Overnight Courier: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue, Brooklyn, New York 11219

Fax line for eligible institutions only: (718) 234-5001

To confirm fax for eligible institutions only: (718) 921-8317

This is ONLY for confirmation of a fax; for information on the Offer please contact D.F. King & Co. at (866) 721-1618

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to New Acquisitions Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Enghouse Systems Limited, an Ontario corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 4, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of CTI specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

Check here if Shares will be tendered by book-entry transfer. ☐

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent's Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three OTC Bulletin Board trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.